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Exhibit 23.05

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We consent to the reference of our reserves and economics reports for Questar Exploration and Production Company as the years ended December 31, 1998, 1999, 2000 and 2001 incorporated herein by reference.

Very truly yours,
Netherland, Sewell & Associates
/s/ C.H. (Scott) Rees C.H. (Scott) Rees III President and Chief Operating Officer

Dallas, Texas
July 1, 2002

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  Exhibit 23.05